UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event
reported): June 8, 2009
Akorn, Inc.
(Exact Name of Registrant as Specified in Charter)

Louisiana	001-32360	72-0717400

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1925 West Field Court, Suite 300 Lake Forest, IL	60045

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:
(847) 279-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.
     (a) On June 8, 2009, Jeffrey A. Whitnell agreed to cease serving as the Interim Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary of Akorn, Inc. (the “Company”) effective immediately and agreed to terminate his employment with the Company effective June 12, 2009.
     (b) On June 8, 2009, Raj Rai, 42, was named as the Company’s Interim Chief Executive Officer by the Board of Directors effective immediately. Mr. Rai has been a strategic consultant to the Company for the past three months. Mr. Rai has 15 years of healthcare services background. Prior to becoming a strategic consultant to the Company, Mr. Rai was the President and Chief Executive Officer of Option Care, Inc., a leading pharmacy services provider of home infusion therapies and specialty pharmaceuticals. Mr. Rai currently serves on the board of directors of SeQual Technologies Inc., a leading manufacturer of portable oxygen concentrators. Mr. Rai does not have any family relationships or related-party transactions that are required to be disclosed.
     (c) On June 8, 2009, Timothy A. Dick, 39, was appointed as the Company’s Chief Financial Officer effective as of June 15, 2009. Mr. Dick joins the Company from Walgreens-Option Care, Inc., where he served as Vice President, Operations Improvement & Analysis with responsibility for finance, pricing and process improvement. Mr. Dick has previously held various leadership positions in the areas of financial planning, analysis, and acquisitions at Option Care, Inc. Prior to joining Option Care, Inc. in September 2001, Mr. Dick held various management positions in finance and acquisitions with both Johnson & Johnson and Peace Health, a Seattle-based regional health care system. Mr. Dick does not have any family relationships or related-party transactions that are required to be disclosed.
     (d) On June 8, 2009, the Company entered into an Executive Consulting Agreement with Mr. Rai. Under the agreement, Mr. Rai will receive $17,948.72 per month and 250,000 stock options under the Company’s stock option plan. Mr. Rai is also entitled to a one time cash payment of $200,000 within forty-five days of December 7, 2009 and reimbursement for reasonable and necessary business expenses. The agreement expires on December 7, 2009. If the agreement is extended, Mr. Rai is entitled to $33,000 per month. The Company can terminate the agreement for good cause (as defined in the agreement). The agreement also contains confidentiality, non-competition, non-solicitation and indemnification obligations.
     (e) Also on June 8, 2009, the Company entered into employment agreements with Mr. Dick, including an offer letter and related employee agreement (together, the “Agreements”). Under these Agreements, Mr. Dick will receive $235,000 annually and 350,000 stock options under the Company’s stock option plan. Mr. Dick is also entitled to participate in the Company’s various benefit plans, including the Company’s bonus plan, and nine months severance pay if he is terminated without cause or upon a change of control (as defined in the Agreements). The Agreements also contain confidentiality, non-competition and non-solicitation obligations.
Item 7.01. Regulation FD Disclosure.
     On June 9, 2009, the Company issued a press release announcing certain management changes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein. The description of the press release contained herein is qualified in its entirety by the full text of such exhibit.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits. See Exhibit Index.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKORN, INC.
Date: June 12, 2009	By:	/s/ Raj Rai
Raj Rai
Interim Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press release dated June 9, 2009 announcing certain management changes.